Exhibit 10.6

Loan Agreement

This Loan Agreement (the “Contract”) is made and entered into by and between the Parties below as of November 27, 2019, in Beijing, the People’s Republic of China (“China” or the “PRC”):

(1)

Beijing Absolute Health Ltd. (the “Lender”), a wholly foreign-owned enterprise, organized and existing under the laws of the PRC, with its registered address at Room 4103, 1st Floor, Building 2, No. 208, Lize Middle Park, Chaoyang District, Beijing;

(2)	SHEN Peng, a citizen of China with Identification No.: [***];

(3)	RAN Wei, a citizen of China with Identification No.: [***] (with SHEN Peng, collectively “Borrowers” and each a “Borrower”)

Each of the Lender and the Borrowers shall be hereinafter referred to as a “Party” individually, and as the “Parties” collectively.

Whereas:

1.

As of the date hereof, the Borrowers hold 100% of equity interests in Beijing Zongqing Xiangqian Technology Co., Ltd. (the “Borrower Company”). All of the equity interest now held and hereafter acquired by the Borrowers in the Borrower Company shall be referred to as the “Borrowers Equity Interest” ;

2.	In 2013, the Borrower Company provided SHEN Peng with a fund equivalent to RMB500,000 (“Fund Dealings Debt”);

3.

The Lender acknowledges and agrees to provide the Borrowers with a loan in the aggregate amount of RMB99,173,016 (SHEN Peng will be provided with a loan of RMB98,173,016 and RAN Wei will be provided with a loan of RMB1,000,000) to be used for the purposes set forth in this Contract.

After friendly consultation, the Parties agree as follows:

1	Loan

1.1

In accordance with the terms and conditions of this Contract, the Lender agrees to provide to the Borrowers a loan in the aggregate amount of RMB 99,173,016 (the “Loan”). During the term of this Contract, the Lender is entitled to provide that portion of Loan to the Borrowers at any time. The term of the Loan shall be from the effective date of this Contract until the Lender exercises its exclusive option in accordance with the Exclusive Option Agreement (as defined below). The Borrowers shall not repay the Loan in advance in any form without approval. During the term of the Loan, upon occurrence of any of the following circumstances, the term of the Loan shall accelerate and the Borrowers shall immediately repay the full amount of the Loan (and any interest thereon):

1.1.1	30 days elapsed after the Borrowers receive a written notice from the Lender requesting repayment;

1.1.2	The Borrowers’ death, lack, or limitation of civil capacity;

1.1.3	The Borrower Company is bankrupt, deregistered, or liquidated;

1.1.4	The Borrowers cease (for any reason) to be hold any equity interests in Beijing Zongqing Xiangqian Technology Co., Ltd., or the Borrowers materially breach this Contract;

1.1.5	The Borrowers engage in criminal act or are involved in criminal activities;

1.1.6

According to the applicable laws of China, foreign investors are permitted to invest in the principal business that is currently conducted by the Borrower Company in China, with a controlling stake and/or in the form of wholly foreign-owned enterprises, the competent government authorities of China begin to approve such investments, and the Lender elects to exercise the exclusive option under the Exclusive Option Agreement (the “Exclusive Option Agreement”) described in this Contract.

1.2	Unless approved by the Lender in advance, the Borrowers shall not assign this Contract to any other persons.

1.3

The Borrowers agree to accept the aforementioned Loan provided by the Lender, and among the Loan of RMB98,173,016 of SHEN Peng, SHEN Peng hereby agrees and undertakes to use RMB97,673,016 for the contribution of the registered capital of the Borrower Company, RMB500,000 for the repayment of Fund Dealings Debt; RAN Wei hereby agrees and undertakes to use the Loan of RMB 1,000,000 solely for the contribution of the registered capital of the Borrower Company. Without the Lender’s prior written consent, the Borrowers shall not use the Loan for any purpose other than as set forth herein.

1.4

The Lender and the Borrowers hereby agree and confirm that the Borrowers may repay the Loan through the following means: by transferring the Borrower Equity Interest in whole to the Lender or the Lender’s designated persons (legal or natural persons) pursuant to the Lender’s exercise of its right to acquire the Borrower Equity Interest under the Exclusive Option Agreement, and any proceeds from the transfer of the Borrower Equity Interest (to the extent permissible) shall be used by the Borrowers to repay the Loan to the Lender, in accordance with this Contract and in the manner designated by the Lender.

1.5

The Lender and the Borrowers hereby agree and confirm that to the extent permitted by the applicable laws, the Lender shall have the right (but not the obligation) to purchase or designate other persons (legal or natural persons) to purchase the Borrower Equity Interest in part or in whole at any time, at the price stipulated in the Exclusive Option Agreement.

1.6

The Borrowers also undertake to execute an irrevocable Power of Attorney (the “Power of Attorney”), which authorizes the Lender or a legal or natural person designated by the Lender to exercise all of the Borrowers’ rights as a shareholder of the Borrower Company.

1.7

When the Borrowers transfer the Borrower Equity Interest to the Lender or the Lender’s designated person(s), in the event that the transfer price of such equity interest equals to or is lower than the principal of the Loan under this Contract, the Loan under this Contract shall be deemed as an interest-free loan. However, in the event that the transfer price of such equity interest exceeds the principal amount of the Loan under this Contract, the excess over the principal amount shall be the deemed as the interest of the Loan under this Contract, and all of such interest shall be repaid by the Borrowers to the Lender.

2	Representations and Warranties

2.1	Between the date of this Contract and the date of termination of this Contract, the Lender hereby makes the following representations and warranties to the Borrowers:

2.1.1	The Lender is a corporation duly organized and legally existing in accordance with the laws of China;

2.1.2

The Lender has the legal capacity to execute and perform this Contract. The execution and performance by the Lender of this Contract comply with the Lender’s business scope and articles of association or other organizational documents, and the Lender has obtained all necessary and proper approvals and authorizations for the execution and performance of this Contract; and

2.1.3	This Contract constitutes the Lender’s legal, valid, and binding obligations enforceable in accordance with its terms.

2.2	Between the date of this Contract and the date of termination of this Contract, the Borrowers hereby make the following representations and warranties:

2.2.1     The Borrowers have the legal capacity to execute and perform this Contract. The Borrowers have obtained all necessary and proper approvals and authorizations for the execution and performance of this Contract;

2.2.2     This Contract constitutes the Borrowers’ legal, valid, and binding obligations enforceable in accordance with its terms; and

2.2.3     There are no disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrowers, nor are there any potential disputes, litigations, arbitrations, administrative proceedings, or any other legal proceedings relating to the Borrowers.

3	Borrowers’ Covenants

3.1

As and when he/she becomes, and for so long as he/she remains a shareholder of the Borrower Company, the Borrowers irrevocably covenant that during the term of this Contract, the Borrowers shall cause the Borrower Company:

3.1.1

to strictly abide by the provisions of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement (the “Exclusive Business Cooperation Agreement”) to which the Borrower Company is a party, and to refrain from any action/omission that may affect the effectiveness and enforceability of the Exclusive Option Agreement and the Exclusive Business Cooperation Agreement.

3.1.2

at the request of the Lender (or a party designated by the Lender), to execute the contracts/agreements on business cooperation with the Lender (or a party designated by the Lender), and to strictly abide by such contracts/agreements;

3.1.3	to provide the Lender with all of the information on business operations and financial condition at the Lender’s request;

3.1.4	to immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration, or administrative proceedings relating to the Borrower Company’s assets, business, or income;

3.1.5	at the request of the Lender, to appoint any persons designated by the Lender as the director of the Borrower Company;

3.2	the Borrowers covenant that during the term of this Contract, he/she shall:

3.2.1	endeavor to keep the Borrower Company to be engaged in the principal business, the specific business scope is subject to the business license;

3.2.2

abide by the provisions of this Contract, the Power of Attorney, the Equity Interest Pledge Agreement (the “Equity Interest Pledge Agreement”) and the Exclusive Option Agreement to which the Borrowers are a party, perform his/her obligations under this Contract, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement, and refrain from any action/omission that may affect the effectiveness and enforceability of this Contract, the Power of Attorney, the Equity Interest Pledge Agreement and the Exclusive Option Agreement;

3.2.3

not sell, transfer, mortgage or dispose of in any other manner the legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except in accordance with the Equity Interest Pledge Agreement;

3.2.4

cause any shareholders’ meeting and/or the board of directors of the Borrower Company not to approve the sale, transfer, mortgage or disposition in any other manner of any legal or beneficial interest in the Borrower Equity Interest, or allow the encumbrance thereon of any security interest, except to the Lender or the Lender’s designated person;

3.2.5

cause any shareholders’ meeting and/or the board of directors of the Borrower Company not to approve the merger or consolidation of the Borrower Company with any person, or its acquisition of or investment in any person, without the prior written consent of the Lender;

3.2.6	immediately notify the Lender of the occurrence or possible occurrence of any litigation, arbitration or administrative proceedings relating to the Borrower Equity Interest;

3.2.7

to the extent necessary to maintain his/her ownership of the Borrower Equity Interest, execute all necessary or appropriate documents, take all necessary or appropriate actions and file all necessary or appropriate complaints or raise necessary and appropriate defense against all claims;

3.2.8	without the prior written consent of the Lender, not refrain from any action/omission that may have a material impact on the assets, business and liabilities of the Borrower Company;

3.2.9	appoint any designee of the Lender as the director of the Borrower Company, at the request of the Lender;

3.2.10

to the extent permitted by the laws of China, at the request of the Lender at any time, promptly and unconditionally transfer all of the Borrower Equity Interest to the Lender or the Lender’s designated representative(s) at any time, and cause the other shareholders of the Borrower Company to waive their right of first refusal with respect to the share transfer described in this Section;

3.2.11

to the extent permitted by the laws of China, at the request of the Lender at any time, cause that the other shareholders of the Borrower Company shall promptly and unconditionally transfer all of their equity interests in the Borrower Company to the Lender or the Lender’s designated representative(s) at any time, and the Borrowers hereby waive his/her right of first refusal (if any) with respect to the equity transfer described in this Section;

3.2.12

in the event that the Lender purchases the Borrower Equity Interest from the Borrowers in accordance with the provisions of the Exclusive Option Agreement, use such purchase price obtained thereby to repay the Loan to the Lender; and

3.2.13

without the prior written consent of the Lender, not cause the Borrower Company to supplement, change, or amend its articles of association in any manner, increase or decrease its registered capital or change its share capital structure in any manner.

4	Liability for Default

4.1

If the Borrowers materially breach any provision under this Contract, the Lender is entitled to terminate this Contract and/or require Borrowers to compensate all the losses incurred by the breaches or the termination of this Contract in advance. This Section 4.1 shall not prejudice any other rights of Lender under this Contract.

4.2	Unless otherwise required by the applicable laws, the Borrowers shall not terminate this Contract in any event.

4.3

In the event that the Borrowers fail to perform the repayment obligations set forth in this Contract, the Borrowers shall pay an overdue interest of 0.01% per day for the outstanding payment, until the day the Borrowers repay the full principal of the Loan (and any interest thereon), overdue interests and other payable amounts.

5	Notices

5.1

All notices and other communications required to be given or otherwise made pursuant to this Contract shall be delivered personally, or sent by registered mail, prepaid postage, a commercial courier service or facsimile transmission to the receiving Party’s following address with an additional copy delivered via email.    The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

5.1.1	Notices given by personal delivery, express services or registered mail, postage prepaid shall be deemed effectively given on the date of signed receipt or rejection;

5.1.2

Notices given by facsimile transmission shall be deemed effectively given on the date of successful delivery (which shall be evidenced by the automatically generated transmission confirmation message).

5.2	For the purpose of notices, the addresses of the Parties are as follows:

If to the Lender:

Address: 4th Floor, Building 2 (Block D), No. 208, Lize Zhongyuan,

Wangjing, Chaoyang District, Beijing

Attn:    SHEN Peng

Tel.: [***]

Email: [***]

If to the Borrowers:

Address: 4th Floor, Building 2 (Block D), No. 208, Lize Zhongyuan,

Wangjing, Chaoyang District, Beijing

Attn:    SHEN Peng

Tel.: [***]

Email: [***]

5.3	Any Party may at any time change its address for notices by a notice delivered to the other Party in accordance with the terms of this Section.

6	Confidentiality

The Parties acknowledge that the existence and the terms of this Contract and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Contract are regarded as confidential information. Each Party shall maintain the confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third parties, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, directors, employees, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, directors, employees, legal counsels or financial advisors shall be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the shareholders, director, employees of or agencies engaged by any Party shall be deemed disclosure of such confidential information by such Party and such Party shall be held liable for breach of this Contract.

7	Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, interpretation, performance, amendment and termination of this Contract and the resolution of disputes shall be governed by the laws of China.

7.2

In the event of any dispute with respect to the interpretation and performance of this Contract, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days upon a written notice requesting a negotiated settlement sent by one Party to the other Party, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission in Beijing for arbitration, in accordance with the arbitration rules of such arbitration commission effective at that time. The place of the hearing of the arbitration shall be Beijing. The arbitration award shall be final and binding on both Parties.

7.3

Upon the occurrence of any disputes arising from the interpretation and performance of this Contract or during the pending arbitration of any dispute, except for the matters under dispute, the Parties shall continue to exercise their respective rights under this Contract and perform their respective obligations under this Contract.

8	Miscellaneous

8.1	This Contract shall become effective upon execution by the Parties, and shall become expired upon the fulfillment of the respective obligations under this Contract .

8.2	This Contract shall be written in Chinese in two copies, each of the Lender and the Borrowers having one copy. Each copy shall have the same effect.

8.3

The Parties to this Contract may amend and supplement this Contract through a written agreement. Any amendment agreement and/or supplementary agreement duly executed by the Parties hereto with regard to this Contract shall constitute an integral part of this Contract, and shall have equal legal validity as this Contract.

8.4

In the event that one or several of the provisions of this Contract are held to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

8.5	The attachments (if any) to this Contract shall be an integral part of this Contract and shall have the same legal validity as this Contract.

8.6

Any obligations that occur or that are due as a result of this Contract upon the expiration or early termination of this Contract shall survive the expiration or early termination thereof. The provisions of Sections 4, 6, 7 and this Section 8.6 shall survive the termination of this Contract.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Loan Agreement as of the date firs above written.

Lender: Beijing Absolute Health Ltd. (seal)

[Company seal is affixed]

Signed by: /s/ SHEN Peng

Name: SHEN Peng

Title: Authorized Representative

Borrower:

SHEN Peng

/s/ SHEN Peng

RAN Wei

/s/ RAN Wei

Signature Page to Loan Agreement